SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2004

VIGNETTE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-25375	74-2769415
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1301 South MoPac Expressway, Austin, Texas 78746

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (512) 741-4300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities

On October 13, 2004, the Board of Directors of Vignette Corporation (the “Company”) authorized the Company to effect job reductions under a plan as described in paragraph 8 of FASB Statement of Financial Accounting Standards No. 146 Accounting for Costs Associated with Exit or Disposal Activities.

On October 4, 2004, the Company announced preliminary financial results for the third quarter of 2004, which were below the range the company had earlier anticipated. Subsequently, the Board of Directors and senior management of Vignette authorized the plan referenced above to reduce costs. The plan, which is being implemented over a period of several weeks beginning October 15, 2004, includes a worldwide headcount reduction of approximately 120 personnel including consolidating its software development activities currently in Boston, Massachusetts and San Francisco, California, into its other existing development facilities.

Charges are expected to be incurred relating to this plan including charges for employee severance and real estate restructuring. Management is finalizing the details of the plan and analysis, including in some cases, the specific individuals whose positions will be impacted by the job reductions. Therefore, the estimated range of charges is still being established. This Form 8-K will be amended at the time when management has determined the estimated range of these charges.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIGNETTE CORPORATION

Date: October 18, 2004	By: /s/ Thomas E. Hogan
Thomas E. Hogan
President and Chief Executive Officer